As filed with the Securities and Exchange Commission on January 3, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Olema Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	30-0409740
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Olema Pharmaceuticals, Inc.

780 Brannan Street

San Francisco, California 94103

(415) 651-3316

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sean Bohen, M.D., Ph.D.

Chief Executive Officer and President

780 Brannan Street

San Francisco, California 94103

(415) 651-3316

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Shane Kovacs Chief Operating and Financial Officer 780 Brannan Street San Francisco, California 94103 (415) 651-3316	Jodie Bourdet Kristin VanderPas Julia R. Boesch Cooley LLP 3 Embarcadero Center, 20th Floor San Francisco, California 94111 (415) 693-2000

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 3, 2025

PROSPECTUS

27,533,038 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders identified in this prospectus from time to time of up to an aggregate of 27,533,038 shares of our common stock, which consists of (i) 19,928,875 shares of our common stock and (ii) 7,604,163 shares of our common stock issuable upon the exercise of outstanding pre-funded warrants to purchase shares of our common stock held by certain selling stockholders, all of which were issued by us in a private placement on December 4, 2024.

We are not selling any shares of common stock under this prospectus and we will not receive any proceeds from the sale by the selling stockholders of the shares offered by this prospectus. We will, however, receive the exercise price of $0.0001 per share of any pre-funded warrants exercised for cash.

Sales of the shares by the selling stockholders may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The selling stockholders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares, or both.

We are paying the cost of registering the shares of common stock covered by this prospectus as well as various related expenses, as described in the section titled “Plan of Distribution.” The selling stockholders are responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of their shares.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “OLMA.” On January 2, 2025, the last reported sales price of our common stock was $5.57 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 4 of this prospectus as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is January 3, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this registration statement, the selling stockholders may sell from time to time in one or more offerings the common stock described in this prospectus.

Neither we nor the selling stockholders have authorized anyone to provide you with information other than the information provided or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectus that we have authorized for use in connection with this offering. We and the selling stockholders take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. This prospectus may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that the information appearing in this prospectus, any applicable prospectus supplement or any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of those respective documents, or any sale of our common stock. Our business, financial condition and results of operations may have changed since those dates.

A prospectus supplement and any related free writing prospectus may add to, update or change the information contained in this prospectus. You should read both this prospectus, any applicable prospectus supplement and any free writing prospectus together with additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

In this prospectus, references to “Olema Pharmaceuticals,” “Olema Oncology,” “Olema,” the “Company,” the “registrant,” “we,” “us,” and “our” refer to Olema Pharmaceuticals, Inc. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement unless the context requires otherwise.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, but are not limited to, statements about:

•	our future financial performance;

•	the sufficiency of our existing cash to fund our future operating expenses and capital expenditure requirements;

•	the accuracy of our estimates regarding expenses, future revenue, capital requirements, and needs for additional financing;

•

the scope, progress, results and costs of developing palazestrant (OP-1250), OP-3136 or any other product candidates we may develop, and conducting nonclinical studies and clinical trials, including our palazestrant Phase 1/2 clinical studies and Phase 3 clinical trials;

•

the timing and costs involved in obtaining and maintaining regulatory approval of palazestrant, OP-3136 or any other product candidates we may develop, and the timing or likelihood of regulatory filings and approvals, including our expectation to seek special designations for our product candidates for various diseases;

•	our plans relating to commercializing palazestrant, OP-3136 and any other product candidates we may develop, if approved, including the geographic areas of focus and our ability to grow a sales team;

•	the implementation of our strategic plans for our business and palazestrant, OP-3136 or any other product candidates we may develop;

•	the size of the market opportunity for palazestrant, OP-3136 or any other product candidates we may develop in each of the diseases we target;

•	our reliance on third parties to conduct nonclinical research activities, and for the manufacture of palazestrant, OP-3136 and any other product candidates we may develop;

•

the beneficial characteristics, safety, efficacy and therapeutic effects of palazestrant, OP-3136 and any other product candidates we may develop, in each case, as a monotherapy and in combination with other drugs;

•

our estimates of our total addressable market size, including the number of patients in the United States who suffer from the diseases we target and the number of subjects that will enroll in our clinical trials;

•	the progress and focus of our current and future clinical trials, and the reporting of data from those trials;

•	our ability to advance product candidates into and successfully complete clinical trials;

•	the ability of our clinical trials to demonstrate the safety and efficacy of palazestrant, OP-3136 and any other product candidates we may develop, and other positive results;

•	the success of competing therapies that are or may become available;

•	developments relating to our competitors and our industry, including competing product candidates and therapies;

•	our plans relating to the further development and manufacturing of palazestrant, OP-3136 and any other product candidates we may develop, including additional indications that we may pursue;

•	existing regulations and regulatory developments in the United States and other jurisdictions;

•	our potential and ability to successfully manufacture and supply palazestrant, OP-3136 and any other product candidates we may develop for clinical trials and for commercial use, if approved;

•

the rate and degree of market acceptance of palazestrant, OP-3136 and any other product candidates we may develop, as well as the pricing and reimbursement of palazestrant, OP-3136 and any other product candidates we may develop, if approved;

•

our continued reliance on third parties to conduct additional clinical trials of palazestrant, OP-3136 and any other product candidates we may develop, and for the manufacture of our product candidates;

•	our plans and ability to obtain and protect intellectual property rights;

•	the scope of protection we are able to establish and maintain for intellectual property rights, including palazestrant, OP-3136 and any other product candidates we may develop;

•	our ability to access capital resources on favorable terms, or at all; and

•	our ability to retain the continued service of our key personnel and to identify, hire, and then retain additional qualified personnel.

All statements other than statements of historical facts contained in this prospectus, any applicable prospectus supplement, and the documents incorporated by reference herein are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. This prospectus, any applicable prospectus supplement and the documents incorporated by reference herein or therein also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus or the date of the information incorporated by reference in this prospectus, as applicable, and are subject to a number of risks, uncertainties and assumptions, including those under the heading “Risk Factors” in this prospectus and in the documents incorporated by reference herein, and elsewhere in this prospectus. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained in this prospectus, any applicable prospectus supplement or the documents incorporated by reference herein, whether as a result of any new information, future events, changed circumstances or otherwise.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information you should consider before making your investment decision. You should carefully read this prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus and any applicable prospectus supplement before you invest in our common stock.

Company Overview

We are a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of next generation targeted therapies for women’s cancers. We are advancing our pipeline of novel therapies by leveraging our deep understanding of endocrine-driven cancers, nuclear receptors, and mechanisms of acquired resistance. Our lead product candidate, palazestrant (OP-1250), is a novel orally-available small molecule with dual activity as both a complete estrogen receptor, or ER, antagonist, or CERAN, and a selective ER degrader, or SERD, currently being investigated in patients with recurrent, locally advanced or metastatic ER-positive, or ER+, human epidermal growth factor receptor 2-negative, or HER2-, breast cancer. In preclinical models, palazestrant binds and completely blocks ER-driven transcriptional activity in both wild-type and mutant forms of metastatic ER+ breast cancer including activity in central nervous system, or CNS, metastases models. In clinical studies across more than 400 patients, palazestrant has demonstrated strong anti-tumor activity, attractive pharmacokinetics and prolonged drug exposure, favorable tolerability, and combinability with CDK4/6 inhibitors with no significant drug-drug interaction. Palazestrant is being evaluated as a single agent in an ongoing Phase 3 clinical trial, OPERA-01, and in Phase 1/2 combination studies with a CDK4/6 inhibitor (palbociclib or ribociclib), a phosphatidylinositol 3 kinase alpha, or PI3Ka, inhibitor (alpelisib), and a Phase 1b/2 combination study with an mTOR inhibitor (everolimus).

Private Placement

On November 29, 2024, we entered into a Securities Purchase Agreement, or the Purchase Agreement, with the selling stockholders named in this prospectus, pursuant to which we issued and sold to the selling stockholders in a private placement, or the Private Placement, (i) 19,928,875 shares of our common stock at a purchase price of $9.08 per share of common stock and (ii) pre-funded warrants to purchase up to an aggregate of 7,604,163 shares of our common stock at a purchase price of $9.0799 per pre-funded warrant, which represents the per share purchase price of the shares of common stock, less the $0.0001 per share exercise price for each pre-funded warrant. The aggregate gross proceeds from the Private Placement at the closing of the Private Placement, before deducting placement agent fees and other offering expenses, were approximately $250.0 million, which does not include any proceeds that may be received upon exercise of the pre-funded warrants issued in the Private Placement. The closing of the Private Placement occurred on December 4, 2024.

Each pre-funded warrant has an exercise price of $0.0001 per share. The pre-funded warrants were exercisable immediately upon closing of the Private Placement, and may be exercised at any time until all of the pre-funded warrants are exercised in full. A holder (together with its affiliates and other attribution parties) may not exercise any portion of a pre-funded warrant to the extent that immediately prior to or after giving effect to such exercise the holder would own more than 9.99% of our outstanding common stock immediately after exercise, which percentage may be changed at the holder’s election to a lower or higher percentage not in excess of 9.99% (or such higher percentage up to 19.99%, at the election of the holder) upon 61 days’ notice us subject to the terms of the pre-funded warrants.

The shares of common stock and pre-funded warrants issued to the selling stockholders in connection with the Private Placement were not initially registered under the Securities Act or any state securities laws. We relied on the exemption from the registration requirements for transactions by an issuer not involving any public offering under Rule 506 under Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. In connection with their execution of the Purchase Agreement, each of the selling stockholders represented to us that such selling stockholder is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities Act or a Qualified Institutional Buyer within the meaning of Rule 144A under the Securities Act and that the securities purchased by such selling stockholder were being acquired for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

Under the terms of the Purchase Agreement, we agreed to prepare and file, on or before February 2, 2025, a registration statement with the SEC to register for resale the shares of our common stock issued under the Purchase Agreement and the shares of our common stock issuable upon the exercise of pre-funded warrants issued under the Purchase Agreement, and to use commercially reasonable efforts to cause such registration statement to be declared effective within a specified time period set forth in the Purchase Agreement, and keep such registration statement effective until the date such shares of common stock and shares of common stock issuable upon exercise of the pre-funded warrants covered by such registration statement have been sold or may be resold pursuant to Rule 144 under the Securities Act without restriction.

Corporate Information

We were initially incorporated in Delaware in August 2006 under the name CombiThera, Inc., and we commenced operations in March 2007. In March 2009, we changed our name to Olema Pharmaceuticals, Inc. Our principal executive offices are located at 780 Brannan Street, San Francisco, California 94103, and our telephone number is (415) 651-3316. Our website address is www.olema.com. Information contained in, or accessible through, our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is only an inactive textual reference.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Exchange Act. Smaller reporting companies may take advantage of certain scaled disclosures, including, among other things, providing only two years of audited financial statements in their Annual Report on Form 10-K, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and having reduced disclosure obligations regarding executive compensation. We will be able to take advantage of these reduced disclosures for so long as our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

The Offering

Common stock offered by the selling stockholders	27,533,038 shares, consisting of (i) 19,928,875 shares of our common stock held by the selling stockholders and (ii) 7,604,163 shares of our common stock issuable upon the exercise of outstanding pre-funded warrants to purchase shares of our common stock held by the selling stockholders.

Terms of the offering	Each selling stockholder will determine when and how it will sell the common stock offered in this prospectus, as described in “Plan of Distribution.”

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus. We will, however, receive the exercise price of $0.0001 per share of any pre-funded warrants exercised for cash.

Risk factors	See “Risk Factors” beginning on page 4, for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Global Select Market symbol	OLMA

The selling stockholders named in this prospectus may offer and sell up to 27,533,038 shares of our common stock. Our common stock is currently listed on the Nasdaq Global Select Market under the symbol “OLMA.” Shares of our common stock that may be offered under this prospectus will be fully paid and non-assessable. We will not receive any of the proceeds of sales by the selling stockholders of any of the common stock covered by this prospectus. We will, however, receive the exercise price of $0.0001 per share of any pre-funded warrants exercised for cash. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders for offer and resale, we are referring to the shares of common stock and the shares of common stock issuable upon exercise of the pre-funded warrants that have been issued to the selling stockholders in the Private Placement as described above. When we refer to the selling stockholders in this prospectus, we are referring to the selling stockholders identified in this prospectus and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the SEC, which are incorporated by reference into this prospectus, as well as in any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus and any applicable prospectus supplement, before making your investment decision. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section above titled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition of shares of our common stock held by the selling stockholders pursuant to this prospectus.

Each pre-funded warrant has an exercise price of $0.0001 per share, and if all 7,604,163 pre-funded warrants registered hereunder are exercised on a cash basis, we will receive proceeds of approximately $761. The pre-funded warrants are exercisable at any time after their original issuance on December 4, 2024, and will not expire until exercised in full.

The pre-funded warrants are exercisable on a net exercise cashless basis. If any of the pre-funded warrants are exercised on a cashless basis, we would not receive any cash payment from the applicable selling stockholder upon any such exercise.

We will bear certain out-of-pocket costs, expenses and fees incurred in connection with the registration of shares of our common stock to be sold by the selling stockholders pursuant to this prospectus. Other than registration expenses, the selling stockholders will bear their own broker or similar commissions payable with respect to sales of shares of our common stock.

SELLING STOCKHOLDERS

The selling stockholders may from time to time sell some, all or none of their shares of common stock, including shares of common stock issued upon the exercise of pre-funded warrants, covered hereby. See the section “Plan of Distribution.” We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares. As a result, we cannot estimate the number of shares of common stock each of the selling stockholders will beneficially own after termination of sales under this prospectus. In addition, each of the selling stockholders may have sold, transferred or otherwise disposed of all or a portion of its shares of common stock since the date on which it provided information for this table.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.

The information in the table below and the footnotes thereto regarding shares of common stock to be beneficially owned after the offering assumes the sale of all shares being offered by the selling stockholders under this prospectus. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of shares of common stock and pre-funded warrants, as of December 13, 2024, assuming exercise of all pre-funded warrants held by the selling stockholders on that date, giving effect to any limitations on exercises. The fifth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus. The percentage of shares owned prior to and after the offering is based on 74,243,540 shares of common stock outstanding as of December 13, 2024.

In accordance with the terms of the Purchase Agreement, this prospectus generally covers the resale of the sum of (i) the number of shares of common stock issued to the selling stockholders in the Private Placement and (ii) the maximum number of shares of common stock issuable upon exercise of the pre-funded warrants issued in the Private Placement. This maximum amount is determined as if the outstanding pre-funded warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, subject to adjustment as provided in the Purchase Agreement and without regard to any limitations on the exercise of the pre-funded warrants. Under the terms of the pre-funded warrants, a selling stockholder may not exercise the warrants to the extent such exercise would cause such selling stockholder (together with its affiliates and other attribution parties) to own more than 9.99% of our outstanding common stock immediately after exercise, which percentage may be changed at the holder’s election to a lower or higher percentage not in excess of 9.99% (or such higher percentage up to 19.99%, at the election of the holder) upon 61 days’ notice to the Company subject to the terms of the pre-funded warrants (for purposes of the denominator, immediately after giving effect to the issuance of shares of common stock to be issued upon the applicable exercise of such warrant). The number of shares in the second and fifth columns do not reflect this limitation. The selling stockholders may sell all, some or none of their shares in this offering.

	Before Offering			After Offering
Name and Address	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned	Number of Shares Offered(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Bain Capital Life Sciences Opportunities IV, L.P.(2) c/o Bain Capital Life Sciences, LP 200 Clarendon Street, Boston, MA 02116	7,513,590	9.9%	11,013,216	46,016	*

	Before Offering			After Offering
Name and Address	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned	Number of Shares Offered(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Entities Affiliated with Franklin Advisers, Inc.(3) One Franklin Parkway San Mateo, CA 94403	2,753,304	3.7%	2,753,304	—	*

Entities Affiliated with BVF Partners L.P.(4) 44 Montgomery St., 40th Floor San Francisco, CA 94104	7,616,773	9.9%	2,533,040	7,897,909	9.9%

Entities Affiliated with Janus Henderson Investors US LLC(5) c/o Janus Henderson Investors US LLC 151 Detroit Street Denver, CO 80206	2,312,775	3.1%	2,312,775	—	*

Paradigm BioCapital International Fund Ltd.(6) c/o Paradigm BioCapital Advisors LP 767 Third Avenue, 17th Floor New York, NY 10017	6,777,072	9.1%	2,093,600	4,683,472	6.3%

Paradigm BioCapital Advisors LP(7) 767 Third Avenue, 17th Floor New York, NY 10017	1,085,805	1.5%	329,307	756,498	1.0%

Entities Affiliated with Woodline Partners LP(8) 4 Embarcadero Center, Suite 3450 San Francisco, CA 94111	2,147,577	2.9%	2,147,577	—	*

Point72 Associates, LLC(9) c/o Point72, L.P. 72 Cummings Point Road Stamford, CT 06902	3,916,847	5.3%	1,927,313	1,989,534	2.7%

Avoro Life Sciences Fund LLC(10) 110 Greene Street, Suite 800 New York, NY 10012	1,651,982	2.2%	1,651,982	—	*

Entities Affiliated with Wellington Management Company LLP(11) c/o Wellington Management Company LLP ATTN: Private Investment Services 280 Congress Street Boston, MA 02210	352,602	*	220,264	132,338	*

Entities Affiliated with Driehaus Capital Management LLC(12) 25 East Erie Street Chicago, IL 60611	220,264	*	220,264	—	*

	Before Offering			After Offering
Name and Address	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned	Number of Shares Offered(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned

Atlas Diversified Master Fund, Ltd.(13) c/o Balyasny Asset Management L.P. Attention: Legal Department 444 W. Lake St., 50th Floor Chicago, IL 60606	1,209,429	1.6%	165,198	1,044,231	1.4%

Adage Capital Partners, L.P.(14) 200 Clarendon St., 52nd Floor Boston, MA 02116	365,198	*	165,198	200,000	*

*	Represents beneficial ownership of less than 1%.

(1)	For purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.

(2)

Number of shares beneficially owned before the offering consists of (i) 6,546,016 shares of common stock and (ii) 967,574 shares of common stock issuable upon the exercise of pre-funded warrants (which reflects the beneficial ownership blocker described below), each held directly by Bain Capital Life Sciences Opportunities IV, L.P., or BCLS Fund IV Opportunities. Number of shares offered consists of (i) 6,500,000 shares of common stock and (ii) 4,513,216 shares of common stock issuable upon the exercise of pre-funded warrants (without giving effect to the beneficial ownership blocker described below), each held directly by BCLS Fund IV Opportunities. Bain Capital Life Sciences Investors, LLC, a Delaware limited liability company, or BCLSI, is the manager of Bain Capital Life Sciences IV General Partner, LLC, a Delaware limited liability company, which is the general partner of Bain Capital Life Sciences Fund IV, L.P., a Delaware limited partnership, which is the sole member of Bain Capital Life Sciences Opportunities IV GP, LLC, a Delaware limited liability company, which is the general partner of BCLS Fund IV Opportunities. As a result, BCLSI may be deemed to share voting and dispositive power with respect to the securities held by BCLS Fund IV Opportunities. The pre-funded warrants held by BCLS Fund IV Opportunities prohibit the exercise thereof if, after giving effect to such exercise, the beneficial ownership of BCLS Fund IV Opportunities and its affiliates and any person whose beneficial ownership would be attributable to such entities, would exceed 9.99%.

(3)

Consists of (i) 1,158,300 shares of common stock purchased in the Private Placement by Franklin Templeton Investment Funds – Franklin Biotechnology Discovery Fund, or FTIF, (ii) 677,200 shares of common stock purchased in the Private Placement by Franklin Strategic Series – Franklin Biotechnology Discovery Fund, or FSS,(iii) 893,200 shares of common stock purchased in the Private Placement by Franklin Strategic Series—Franklin Small Cap Growth Fund, or FSCGF, (iv) 21,541 shares of common stock purchased in the Private Placement by Franklin Small Cap Growth Fund CIT, or CIT and (v) 3,063 shares of common stock purchased in the Private Placement by Pension Plan for Employees of American Water Works Company, Inc. and Its Designated Subsidiaries, or Pension. Franklin Advisers, Inc. is the investment adviser for FTIF, FSS, FSCGF, CIT and Pension. Evan McCulloch is the portfolio manager for FTIF and FSS, and may be deemed to have shared power to vote or direct the vote of, and/or shared power to dispose or to direct the disposition over, the registrable securities denoted herein. Mr. McCulloch disclaims any beneficial ownership of any securities held by FTIF and FSS. Michael McCarthy is the portfolio manager for FSCGF, CIT and Pension and may be deemed to have shared power to vote or direct the vote of, and/or shared power to dispose or to direct the disposition over, the registrable securities denoted herein. Mr. McCarthy disclaims any beneficial ownership of any securities held by FSCGF, CIT and Pension.

(4)

Number of shares beneficially owned before the offering consists of (a) (i) 2,891,427 shares of common stock held prior to the Private Placement, (ii) 1,797,527 shares of common stock issuable upon the exercise of pre-funded warrants issued in a transaction separate from the Private Placement and (iii) 202,909 shares of common stock issuable upon the exercise of 1,258,027 pre-funded warrants purchased in the Private Placement (which reflects the beneficial ownership blocker described below), each held by Biotechnology Value Fund, L.P., or BVF LP, (b) (i) 2,165,776 shares of common stock held prior to the Private Placement, (ii) 0 shares of common stock issuable upon the exercise of 1,418,736 pre-funded warrants issued in a transaction separate from the Private Placement (which reflects the beneficial ownership blocker described below) and (iii) 0 shares of common stock issuable upon the exercise of 1,047,044 pre-funded warrants purchased in the Private Placement (which reflects the beneficial ownership blocker described below), each held by Biotechnology Value Fund II, L.P., or BVF II, (c) (i) 370,710 shares of common stock held prior to the Private Placement, (ii) 0 shares of common stock issuable upon the exercise of 153,441 pre-funded warrants issued in a transaction separate from the Private Placement (which reflects the beneficial ownership blocker described below) and (iii) 0 shares of common stock issuable upon the exercise of 160,107 pre-funded warrants purchased in the Private Placement (which reflects the beneficial ownership blocker described below), each held by Biotechnology Value Trading Fund OS LP, or BVF Trading Fund, and (d) (i) 188,424 shares of common stock held prior to the

Private Placement, (ii) 0 shares of common stock issuable upon the exercise of 50,296 pre-funded warrants issued in a transaction separate from the Private Placement (which reflects the beneficial ownership blocker described below) and (iii) 0 shares of common stock issuable upon the exercise of 67,862 pre-funded warrants purchased in the Private Placement (which reflects the beneficial ownership blocker described below), each held by MSI BVF SPV, LLC, or MSI. Number of shares offered consists of (i) 1,258,027 shares of common stock issuable upon the exercise of pre-funded warrants purchased in the Private Placement (without giving effect to the beneficial ownership blocker described below) held by BVF LP, (ii) 1,047,044 shares of common stock issuable upon the exercise of pre-funded warrants purchased in the Private Placement (without giving effect to the beneficial ownership blocker described below) held by BVF II, (iii) 160,107 shares of common stock issuable upon the exercise of pre-funded warrants purchased in the Private Placement (without giving effect to the beneficial ownership blocker described below) held by BVF Trading Fund and (iv) 67,862 shares of common stock issuable upon the exercise of pre-funded warrants purchased in the Private Placement (without giving effect to the beneficial ownership blocker described below) held by MSI. BVF I GP LLC, as general partner of BVF LP, may be deemed to beneficially own the shares beneficially owned by BVF LP. BVF II GP LLC, as general partner of BVF II, may be deemed to beneficially own the shares beneficially owned by BVF II. BVF GP Holdings LLC, as the sole member of BVF I GP LLC and BVF II GP LLC, may be deemed to beneficially own the shares beneficially owned by BVF LP and BVF II. BVF Partners OS Ltd, as general partner of BVF Trading Fund, may be deemed to beneficially own the shares beneficially owned by BVF Trading Fund. BVF Partners L.P., or BVF Partners, as the sole member of BVF Partners OS Ltd. and the investment adviser of each of BVF LP, BVF II, BVF Trading Fund and MSI, may be deemed to beneficially own the shares beneficially owned by BVF LP, BVF II, BVF Trading Fund and MSI. BVF Inc., as general partner of BVF Partners, and Mark N. Lampert, as officer and director of BVF Inc., may be deemed to beneficially own such shares beneficially owned by BVF Partners and has shared voting and dispositive power over the shares. Each of BVF I GP LLC, BVF II GP LLC, BVF GP Holdings LLC, BVF Partners OS Ltd., BVF Partners, BVF Inc. and Mr. Lampert disclaim beneficial ownership over the shares. Gorjan Hrustanovic serves on the Board and is a managing director at BVF Partners. The pre-funded warrants held by BVF LP, BVF II, BVF Trading Fund and MSI prohibit the exercise thereof if, after giving effect to such exercise, the beneficial ownership of BVF LP, BVF II, BVF Trading Fund and MSI and its affiliates and any person whose beneficial ownership would be attributable to such entities, would exceed 9.99%.

(5)

Consists of (i) 2,089,592 shares of common stock purchased in the Private Placement by Janus Henderson Biotech Innovation Master Fund Limited and (ii) 223,183 shares of common stock purchased in the Private Placement by Janus Henderson Biotech Innovation Master Fund II Limited, or together with Janus Henderson Biotech Innovation Master Fund Limited, the Funds. Such shares may be deemed to be beneficially owned by Janus Henderson Investors US LLC, or Janus, an investment adviser registered under the Investment Advisers Act of 1940, who acts as investment adviser for the Funds and has the ability to make decisions with respect to the voting and disposition of the shares subject to the oversight of the board of directors of the Funds. Under the terms of its management contract with the Funds, Janus has overall responsibility for directing the investments of the Funds in accordance with each of the Fund’s investment objective, policies and limitations. The Funds have one or more portfolio managers appointed by and serving at the pleasure of Janus whom makes decisions with respect to the disposition of the shares of Common Stock offered hereby. The portfolio managers for the Funds are: Andrew Acker, Daniel S. Lyons and Agustin Mohedas.

(6)

Consists of (i) 4,683,472 shares of common stock held unrelated to the Private Placement by Paradigm BioCapital International Fund Ltd., or Paradigm Fund, (ii) 1,611,520 shares of common stock purchased in the Private Placement by Paradigm Fund and (iii) 482,080 shares of common stock issuable upon the exercise of pre-funded warrants purchased in the Private Placement by Paradigm Fund. The shares may be deemed to be indirectly beneficially owned by each of Paradigm BioCapital Advisors LP, or Paradigm Advisor, Paradigm BioCapital Advisors GP LLC, or Paradigm Advisor GP, and Senai Asefaw, M.D. The Paradigm Advisor GP is the general partner of Paradigm Advisor and Senai Asefaw, M.D. is the managing member of the Paradigm Advisor GP. The Paradigm Advisor is the investment manager of Paradigm Fund. The foregoing statements shall not be construed as an admission that any of the Paradigm Advisor, Paradigm Advisor GP and Senai Asefaw, M.D. is a beneficial owner of the shares. The warrants held by Paradigm Fund prohibit the exercise thereof if, after giving effect to such exercise, the beneficial ownership of Paradigm Fund and its affiliates and any person whose beneficial ownership would be attributable to such entities, would exceed 9.99%.

(7)

Consists of (i) 756,498 shares of common stock held prior to the Private Placement by Paradigm Advisor, as discretionary investment manager on behalf of a separate account client solely with respect to the assets for which Paradigm Advisor acts as its investment manager, (ii) 253,480 shares purchased in the Private Placement by Paradigm Advisor, as discretionary investment manager on behalf of a separate account client solely with respect to the assets for which Paradigm Advisor acts as its investment manager and (iii) 75,827 shares of common stock issuable upon the exercise of pre-funded warrants purchased in the Private Placement by Paradigm Advisor, as discretionary investment manager on behalf of a separate account client solely with respect to the assets for which Paradigm Advisor acts as its investment manager. The shares may be deemed to be indirectly beneficially owned by each of Paradigm Advisor, Paradigm Advisor GP, and Senai Asefaw, M.D. The Paradigm Advisor GP is the general partner of Paradigm Advisor and Senai Asefaw, M.D. is the managing member of the Paradigm Advisor GP. The shares are managed by Paradigm Advisor, with full investment and voting discretion, on behalf of one or more separately managed accounts managed by Paradigm Advisor, or collectively, the Account. The foregoing statements shall not be construed as an admission that any of the Paradigm Advisor, the Paradigm Advisor GP, Senai Asefaw, M.D. and the Account is a beneficial owner of the shares. The warrants held by Paradigm Advisor prohibit the exercise thereof if, after giving effect to such exercise, the beneficial ownership of Paradigm Advisor and its affiliates and any person whose beneficial ownership would be attributable to such entities, would exceed 9.99%.

(8)

Consists of (i) 2,027,787 shares of common stock purchased in the Private Placement by Woodline Master Fund LP and (ii) 119,790 shares of Common Stock purchased in the Private Placement by Woodline Spire Master Fund LP. Woodline Partners LP serves as the investment manager of Woodline Master Fund LP and Woodline Spire Master Fund LP and may be deemed to be the beneficial owner of the shares. Woodline Partners LP disclaims any beneficial ownership of these shares.

(9)

Consists of (i) 1,989,534 shares of common stock purchased separate from the Private Placement and (ii) 1,927,313 shares of common stock purchased in the Private Placement. Point72 Asset Management, L.P. maintains investment and voting power with respect to the securities held by certain investment funds it manages, including by Point72 Associates, LLC. Point72 Capital Advisors, Inc. is the general partner of Point72 Asset Management, L.P. Mr. Steven A. Cohen controls each of Point72 Asset Management, L.P. and Point72 Capital Advisors, Inc. By reason of the provisions of Rule 13d-3 of the Exchange Act, each of Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., and Mr. Cohen may be deemed to beneficially own the securities directly held by Point72 Associates, LLC reflected herein. Each of Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., and Mr. Cohen disclaims beneficial ownership of any such securities.

(10)

Consists of 1,651,982 shares of common stock purchased in the Private Placement by Avoro Life Sciences Fund LLC. Avoro Capital Advisors LLC, or Avoro, is the investment advisor for Avoro Life Sciences Fund LLC. Behzad Aghazadeh serves as the portfolio manager and controlling person of Avoro and may be deemed to have investment discretion and voting power over the shares held by Avoro. Mr. Aghazadeh disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest in such shares, if any.

(11)

Consists of (a) (i) 37,865 shares of common stock held prior to the Private Placement by Wellington Biotechnology Long/Short Fund (Bermuda) L.P., or Biotech Bermuda, and (ii) 79,612 shares of common stock purchased in the Private Placement by Biotech Bermuda, (b) (i) 41,570 shares of common stock held prior to the Private Placement by Wellington Trust Company, National Association Multiple Collective Investment Funds Trust, Biotechnology Portfolio, or Trust Biotech, and (ii) 38,769 shares of common stock purchased in the Private Placement by Trust Biotech, (c) (i) 46,305 shares of common stock held prior to the Private Placement by Wellington Biotechnology Long/Short Fund, L.P., or Biotech, and (ii) 95,674 shares of common stock purchased in the Private Placement by Biotech and (d) (i) 6,598 shares of common stock held prior to the Private Placement by Fiducian Technology Fund, or Fiducian, and together with Biotech Bermuda, Trust Biotech,and Biotech, the Wellington Selling Stockholders, and (ii) 6,209 shares of common stock purchased in the Private Placement by Fiducian. Wellington Management Company LLP, or WMC, has the power to dispose of the securities pursuant to WMC’s capacity as investment adviser on behalf of such Selling Stockholders. WMC is a subsidiary of Wellington Management Group LLP, or WMG. WMG is a Massachusetts limited liability partnership, privately held by 204 partners (as of January 1, 2024). There are no external entities with any ownership interest in the firm. Individual percentages of ownership are confidential. However, no single partner owns or has the right to vote more than 5% of the Partnership’s capital. Additional information about WMC is available in Form ADV filed with the SEC.

(12)

Consists of (i) 165,639 shares of common stock purchased in the Private Placement by Driehaus Life Sciences Master Fund, L.P. and (ii) 54,625 shares of common stock purchased in the Private Placement by Driehaus Life Sciences (QP) Fund, L.P. Driehaus Capital Management (USVI) LLC is the general partner of both Driehaus Life Sciences Master Fund, L.P. and Driehaus Life Sciences (QP) Fund, L.P. By virtue of such relationship, Driehaus Capital Management (USVI) LLC may be deemed to have beneficial ownership over such securities. Driehaus Capital Management LLC is the investment advisor to both Driehaus Life Sciences Master Fund, L.P. and Driehaus Life Sciences (QP) Fund. Driehaus Capital Management LLC exercises voting and investment power through portfolio managers comprised of Michael Caldwell and Alex Munns, each of whom disclaims beneficial ownership of the shares held by Driehaus Life Sciences Master Fund, L.P. and Driehaus Life Sciences (QP) Fund, L.P.

(13)

Consists of (i) 1,044,231 shares of common stock held prior to the Private Placement and (ii) 165,198 shares of common stock purchased in the Private Placement. Balyasny Asset Management L.P., or BAM, serves as investment advisor to Atlas Diversified Master Fund, Ltd., ADMF. Dmitry Balyasny indirectly controls the general partner of BAM and shall be deemed to have sole voting and dispositive power over all of the shares. The business address of ADMF is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman KY1- 1104, Cayman Islands, and the business address of BAM and Mr. Balyasny is 444 West Lake Street, 50th Floor, Chicago, IL 60606.

(14)

Consists of (i) 200,000 shares of common stock held prior to the Private Placement and (ii) 165,198 shares of common stock purchased in the Private Placement. Bob Atchinson and Phillip Gross are the managing members of Adage Capital Advisors, L.L.C., which is the managing member of Adage Capital Partners GP, L.L.C., which is the general partner of Adage Capital Partners, L.P., or Adage, and each such person or entity, as the case may be, has shared voting and/or investment power over the securities held by Adage Capital Partners, L.P. and may be deemed the beneficial owner of such shares, and each such person or entity, as the case may be, disclaims beneficial ownership of such securities except to the extent of their respective pecuniary interest therein.

Relationship with Selling Stockholders

As discussed in greater detail above under the section “Prospectus Summary—Private Placement,” on November 29, 2024, we entered into the Purchase Agreement with the selling stockholders pursuant to which we issued and sold to the selling stockholders (i) 19,928,875 shares of common stock and (ii) pre-funded warrants to purchase up to an aggregate of 7,604,163 shares of our common stock, and agreed with the selling stockholders to prepare and file a registration statement to register for resale the shares of common stock issued under the Purchase Agreement and the shares of common stock issuable upon the exercise of pre-funded warrants issued under the Purchase Agreement. Other than (1) Gorjan Hrustanovic, who is a member of our board of directors and Managing Director at BVF Partners, LP, (2) entities affiliated with BVF LP, BVF II, BVF Trading Fund, and MSI, which are collectively a 5% stockholder, (3) entities affiliated with Paradigm Fund and Paradigm Advisor which are collectively a 5% stockholder, (4) entities affiliated with BCLSO IV, which is a 5% stockholder and (6) entities affiliated with Point 72 Associates, LLC, which is a 5% stockholder, none of the selling stockholders or any persons having control over such selling stockholders has held any position or office with us or our affiliates within the last three years or has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares or other securities.

PLAN OF DISTRIBUTION

We are registering the shares of common stock issued to the selling stockholders in the Private Placement and shares of common stock issuable upon the exercise of pre-funded warrants issued to the selling stockholders in the Private Placement to permit the resale of such shares of common stock by such holders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will, however, receive the exercise price of $0.0001 per share of any pre-funded warrants exercised for cash. We will bear all fees and expenses incident to our obligation to register such shares of common stock.

Each selling stockholder, which may include donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of its shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at privately negotiated prices.

A selling stockholder may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through brokers, dealers or underwriters that may act solely as agents;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•

through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

•	through agreements between broker-dealers and the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the pledgees, transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to each such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. We will, however, receive the exercise price of $0.0001 per share of any pre-funded warrants exercised for cash.

The selling stockholders also may resell all or a portion of the shares in open market transactions, rather than under this prospectus, in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

If underwriters are used in the sale, the shares of common stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of shares of common stock, underwriters may receive compensation from the selling stockholders, for whom they may act as agents, in the form of discounts, concessions or commissions. If the selling stockholders use an underwriter or underwriters to effectuate the sale of shares of common stock, we and/or they will execute an underwriting agreement with those underwriters at the time of sale of those shares of common stock. To the extent required by law, the names of the underwriters will be set forth in a prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes the prospectus supplement and the accompanying prospectus used by the underwriters to sell those securities. The obligations of the underwriters to purchase those shares of common stock will be subject to certain conditions precedent, and unless otherwise specified in a prospectus supplement, the underwriters will be obligated to purchase all the shares of common stock offered by such prospectus supplement if any of such shares of common stock are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares of common stock of the selling stockholders. We have agreed to indemnify the selling stockholders against certain losses, claims, damages, liabilities or expenses, including liabilities under the Securities Act, and the selling stockholders may be entitled to contribution. We may be indemnified by the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, or we may be entitled to contribution.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus forms a part effective until the earlier of (1) the second anniversary of the effective date of this registration statement, (2) the date on which all of the shares have been sold pursuant to the registration statement, or (3) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Cooley LLP, San Francisco, California.

EXPERTS

The consolidated financial statements of Olema Pharmaceuticals, Inc. appearing in Olema Pharmaceuticals, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus and any prospectus supplement are part of a registration statement we filed with the SEC and do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any selling stockholder, agent, underwriter or dealer has authorized any person to provide you with different information. The selling stockholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including our company, Olema Pharmaceuticals, Inc. The address of the SEC website is www.sec.gov.

Copies of certain information filed by us with the SEC are also available on our website at www.olema.com. Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are furnished, but not filed, pursuant to applicable rules promulgated by the SEC) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part but prior to the effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of all offerings of securities covered by this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 11, 2024, or the 2023 Annual Report;

•	the information specifically incorporated by reference into our 2023 Annual Report from our definitive proxy statement on Schedule 14A, filed with the SEC on April 26, 2024.

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on May 8, 2024, August 6, 2024, and November 12, 2024, respectively.

•

our current reports on Form 8-K (other than information furnished rather than filed), filed with the SEC on January  5, 2024, January  8, 2024, May  15, 2024, June  14, 2024, July  2, 2024, September  27, 2024, December  2, 2024 and December 10, 2024; and

•

the description of our common stock in our registration statement on Form 8-A filed with the SEC on November 17, 2020, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 17, 2021.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, without charge to the requester, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You should direct any requests for documents by writing us at 780 Brannan Street, San Francisco, California 94103, Attn: Secretary, or by telephoning us at (415) 651-3316.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses to be incurred by us in connection with the registration of the securities under this registration statement, all of which will be borne by us. All the amounts shown are estimates, except for the SEC registration fee.

SEC Registration Fee	$24,239
Legal Fees and Expenses	$75,000
Accounting Fees and Expenses	$15,000
Miscellaneous	$7,500
Total	$121,739

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. Our amended and restated certificate of incorporation provides for indemnification of our directors to the maximum extent permitted by the Delaware General Corporation Law, and our amended and restated bylaws provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by law.

We have entered into indemnification agreements with our directors and officers, whereby we have agreed to indemnify our directors and officers to the fullest extent permitted by law, including advancement of expenses incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of the Company, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of the Company.

At present, there is no pending litigation or proceeding involving a director or officer of the Company regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.

We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his or her capacity as such.

Item 16. Exhibits

Exhibit Number	Description of Document

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39712), filed with the SEC on November 23, 2020).

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39712), filed with the SEC on December 16, 2022).

Exhibit Number	Description of Document

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-249748), filed with the SEC on November 16, 2020).

4.2	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39712), filed with the SEC on December 2, 2024).

10.1	Form of Securities Purchase Agreement, dated November 29, 2024, by and among the Registrant and the Purchasers named therein (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39712), filed with the SEC on December 2, 2024).

5.1	Opinion of Cooley LLP.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

107	Filing Fee Table.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, California on January 3, 2025.

Olema Pharmaceuticals, Inc.

By:	/s/ Sean Bohen
Name:	Sean Bohen, M.D., Ph.D.
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sean Bohen, M.D., Ph.D. and Shane Kovacs, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean Bohen Sean Bohen, M.D., Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	January 3, 2025

/s/ Shane Kovacs Shane Kovacs	Chief Operating and Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 3, 2025

/s/ Ian Clark Ian Clark	Chairperson of the Board	January 3, 2025

/s/ Cynthia Butitta Cynthia Butitta	Director	January 3, 2025

/s/ Scott Garland Scott Garland	Director	January 3, 2025

/s/ Cyrus L. Harmon Cyrus L. Harmon, Ph.D.	Director	January 3, 2025

Signature	Title	Date

/s/ Sandra J. Horning Sandra J. Horning, M.D., FACP, FASCO	Director	January 3, 2025

/s/ Gorjan Hrustanovic Gorjan Hrustanovic, Ph.D.	Director	January 3, 2025

/s/ Yi Larson Yi Larson	Director	January 3, 2025

/s/ Andrew Rappaport Andrew Rappaport	Director	January 3, 2025

/s/ Graham Walmsley Graham Walmsley, M.D., Ph.D.	Director	January 3, 2025